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EXHIBIT 24

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 2-83692, No. 33-16680, No. 33-51892, No. 33-51894 and No.
33-63832) of McDermott International, Inc. and the Registration Statement (Form S-3 No. 33-54940) of McDermott Incorporated and in the related Prospectuses of our report dated May 9, 1994 with respect to the combined financial statements of McDermott-ETPM West, Inc. included in this Annual Report (Form 10-K/A-1) for the year ended March 31, 1994.



                                                           ERNST & YOUNG

New Orleans, Louisiana
June 22, 1994